EXHIBIT 11.1
                          NORTEK, INC. AND SUBSIDIARIES
          CALCULATION OF SHARES USED IN DETERMINING EARNINGS PER SHARE

                                         1995           1994        1993
                                         ----           ----        ----
Calculation of the number of shares to
be used in computing earnings per share:

Weighted average common and special
 common shares issued during the
 period                                16,625,166   16,609,828   16,598,819

Less average common and special common
 shares held in the Treasury           (4,180,560)  (4,066,611)  (4,066,602)

                                        ----------   ----------   ----------
Weighted average number of common and
 special common shares outstanding
 during the period                     12,444,606   12,543,217   12,532,217

Dilutive effect of stock options
 considered common stock equivalents      124,686      163,894       90,215

                                        ----------   ----------   ----------
Weighted average number of common and
 common equivalent shares outstanding
  during  the period                    12,569,292   12,707,111   12,622,432
                                        ==========   ==========   ==========


Calculation of the number of shares to
be used in computing fully diluted
earnings per share:

Weighted average number of common and
 special common shares outstanding
 during the period                     12,444,606   12,543,217   12,532,217

Dilutive effect of stock options
 considered common stock equivalents
 computed under the treasury stock
 method using the greater of the
 price at the end of the period or
 the average price during the
 period                                   175,153      206,305      109,571

Dilutive effect of assuming conversion
 of the Company's 7-1/2% convertible
 debentures                                   ---      394,792      720,507
                                       ----------   ----------   ----------
                                       12,619,759   13,144,314   13,362,295
                                       ==========   ==========   ==========

Note:  The  loss per share calculation for the year ended December  31,  1993 does not include the effect of common stock equivalents or convertible debentures (and the reduction in related expense) because the assumed exercise of stock options and the conversion of debentures is anti-dilutive for the loss per share amounts.